State of Delaware
Secretary of State
Division of Corporations
Delivered 11:42 AM 03/10/2020
FILED 11:42 AM 03/10/2020
SR 20202031160 - File Number 7893961

# CERTIFICATE OF INCORPORATION
# OF
# NJIKO HOLDINGS INC.
# A STOCK CORPORATION

FIRST: The name of the corporation is Njiko Holdings Inc. (the "corporation")

SECOND: The registered office address of the corporation in the State of Delaware is:

Harvard Business Services, Inc.
16192 Coastal Highway
Lewes, Delaware 19958 (County of Sussex)

THIRD: The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation is to have perpetual existence.

FIFTH: The name and mailing address of the Incorporator are as follows:

Name: Franklin Ogele, Esq.
Mailing Address: One Gateway Center, Suite 2600
Newark, NJ 07102

SIXTH The Founders of the Corporation are:

Augustine Aniekwe Okeke
Mathias Moneke Agbim

SEVENTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock having a par value of $.0001 per share.

EIGHT: Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all shareholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

NINTH: The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following: A. The number of shares constituting that series and the distinctive designation of that series; B. The dividend rate on the shares of that series, whether dividends shall be cumulative,

and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series; C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and H. Any other relative rights, preferences and limitations of that series.

TENTH: The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation.

ELEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by the applicable law, (i) for breach of director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or violation of law; (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction for which the director received or derived an improper personal benefit. If the DGCL hereafter is amended to authorize the elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article 11 shall apply to have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

TWELFTH: The Corporation shall indemnify to the fullest extent permitted under Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

*IN WITNESS, WHEREOF,* I, the undersigned, for purpose of forming the said corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hands, this March 10, 2020.

By: /s/ Franklin Ogele
Franklin Ogele
Designated Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:51 AM 07/13/2020
FILED 10:51 AM 07/13/2020
SR 20206186586 - File Number 7893961

# AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
# OF
# NJIKO HOLDINGS INC.
# A STOCK CORPORATION

Njiko Holdings Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

A. The name of the Corporation is Njiko Holdings Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 10, 2020.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL, and restates, integrates and further amends the provisions of the Corporation's Certificate of Incorporation.

C. The text of the Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the corporation is Njiko Holdings Inc. (the "corporation")

SECOND: The registered office address of the corporation in the State of Delaware is:

Harvard Business Services, Inc.
16192 Coastal Highway
Lewes, Delaware 19958 (County of Sussex)

THIRD: The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation is to have perpetual existence.

FIFTH: The name and mailing address of the Incorporator are as follows:

| | |
|---|---|
| Name: | Franklin Ogele, Esq. |
| Mailing Address: | One Gateway Center, Suite 2600<br>Newark, NJ 07102 |

SIXTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock having a par value of $.0001 per share.

SEVENTH: Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all shareholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

EIGHT: The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following: A. The number of shares constituting that series and the distinctive designation of that series; B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series; C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; E. Whether

or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and H. Any other relative rights, preferences and limitations of that series.

NINTH: The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation.

TENTH:No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by the applicable law, (i) for breach of director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or violation of law; (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction for which the director received or derived an improper personal benefit. If the DGCL hereafter is amended to authorize the elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article 10 shall apply to have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ELEVENTH: The Corporation shall indemnify to the fullest extent permitted under Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned, a duly authorized officer of the Corporation, on this July 13, 2020.

*By: /s/ Chidi Durugo*
Treasurer

CERTIFICATE
FOR
REVIVAL OF CHARTER
OF
NJIKO HOLDINGS INC.

NJIKO HOLDINGS INC., a corporation organized under the laws of the State of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

FIRST: The name of the corporation is: NJIKO HOLDINGS INC.

SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware, 19958, County of Sussex. The name and address of the registered agent is Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, Delaware, 19958-9776, County of Sussex.

THIRD: The date of filing of the original Certificate of Incorporation in Delaware was March 10, 2020.

FOURTH: The corporation desiring to be revived and so reviving its certificate of incorporation was organized under the laws of this State.

FIFTH: This corporation was duly organized and carried on the business authorized by its charter until the 18th day June of 2021, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, the undersigned has hereunto signed this certificate this 8th day of April, 2022.

BY: ______________________ -Signature
Authorized Officer

Name: Chidi Durugo -please print

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:15 AM 04/12/2022
FILED 11:15 AM 04/12/2022
SR 20221412069 - File Number 7893961